N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER RESULTS

•	Third Quarter Revenues of $46.3 Billion Grew 12% Year-Over-Year

•	Third Quarter Earnings from Operations Grew 19% Year-Over-Year

•	Cash Flows from Operations were $7.2 Billion in the Third Quarter;
Adjusted Cash Flows from Operations were $3.4 Billion, Up 22% Year-Over-Year

•	Third Quarter Net Earnings were $2.03 Per Share;
Adjusted Net Earnings Grew 23% Year-Over-Year to $2.17 Per Share

NEW YORK, NY (October 18, 2016) - UnitedHealth Group (NYSE: UNH) reported third quarter results reflecting well-balanced growth and steady execution across its diverse businesses.

“Our growth indicators are positive as we conclude 2016, and we expect to be well positioned in 2017 to better serve consumers and deliver more value to the health system overall,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.

The Company increased its outlook for 2016 GAAP net earnings to approximately $7.45 per share and adjusted net earnings to approximately $8.00 per share, from its previous range of $7.25 to $7.40 in GAAP net earnings per share and $7.80 to $7.95 in adjusted net earnings per share.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2016	2015	2016
Revenues	$46.3 billion	$41.5 billion	$46.5 billion
Earnings From Operations	$3.6 billion	$3.0 billion	$3.2 billion
Net Margin	4.3%	3.8%	3.8%

•
UnitedHealth Group businesses achieved broad-based growth in the third quarter of 2016, with consolidated revenues increasing 12 percent or $4.8 billion year-over-year to $46.3 billion. Year-to-date, UnitedHealthcare revenues grew 12 percent year-over-year, with double-digit percentage growth across all domestic businesses on strong, diversified enrollment growth. Optum revenues grew 34 percent year-to-date, with year-over-year revenue growth by business at Optum ranging from 20 percent to 41 percent.

•
UnitedHealth Group’s third quarter earnings from operations grew 19 percent year-over-year to $3.6 billion and adjusted net earnings grew 23 percent to $2.17 per share. Year-over-year operating margin improvement of 40 basis points and a lower effective tax rate combined to lift the consolidated net margin by 50 basis points to 4.3 percent in the quarter.

•
Third quarter 2016 cash flows from operations were $7.2 billion. After adjusting to reflect cash received from CMS in the proper period, third quarter cash flows from operations of $3.4 billion grew 22 percent year-over-year and were 1.7 times net earnings in the quarter. Year-to-date 2016 adjusted cash flows from operations of

$7.4 billion grew 19 percent year-over-year and were 1.4 times year-to-date net earnings.

•
The consolidated medical care ratio decreased 60 basis points year-over-year to 80.3 percent in the third quarter. Year-to-date, the medical care ratio of 81.3 percent decreased 10 basis points over the prior year period.

•	Third quarter 2016 favorable reserve development of $120 million included $230 million of favorable development from the first two quarters of 2016. Medical cost trends remained within expectations.

•	The third quarter 2016 operating cost ratio of 15.2 percent increased 30 basis points year-over-year due to increased levels of investment in the business to support future growth.

•	The third quarter 2016 tax rate of 40.3 percent decreased year-over-year, in line with expectations.

•
Third quarter 2016 days claims payable of 52 days increased 2 days year-over-year and 1 day sequentially; days sales outstanding of 15 days was stable year-over-year and decreased 3 days sequentially due to government receivable collections.

UnitedHealth Group - Continued

•
The Company’s debt to total capital ratio was 46.9 percent at September 30, 2016, down from 48.9 percent at September 30, 2015. Third quarter 2016 annualized return on equity of 21.3 percent improved from 19.3 percent during third quarter 2015.

•
Shareholder dividend payments grew 25 percent year-over-year to $595 million in third quarter 2016. Year-to-date the Company has repurchased 8.8 million shares for $1.1 billion, including $137 million in the third quarter.

UnitedHealthcare provides health care benefits, serving individuals and employers ranging from sole proprietorships to large, multi-site and national and international organizations; delivers health and well-being benefits to Medicare beneficiaries and retirees; manages health care benefit programs on behalf of state Medicaid and community programs; and serves the nation’s military service members, retirees and their families through the TRICARE program.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2016	2015	2016
Revenues	$37.2 billion	$32.8 billion	$37.6 billion
Earnings From Operations	$2.1 billion	$1.9 billion	$1.9 billion
Operating Margin	5.7%	5.7%	5.2%

•
Over the past year UnitedHealthcare has grown to serve over 2 million more consumers in domestic medical benefits markets, including approximately 200,000 more people in the third quarter. This broad-based growth is reflected in UnitedHealthcare’s third quarter revenue growth of 13 percent, or $4.4 billion year-over-year, to $37.2 billion.

•
Third quarter 2016 earnings from operations for UnitedHealthcare of $2.1 billion increased 13 percent year-over-year. UnitedHealthcare’s third quarter operating margin of 5.7 percent remained stable year-over-year.

UnitedHealthcare Employer & Individual

•
Third quarter 2016 UnitedHealthcare Employer & Individual revenues of $13.3 billion grew $1.4 billion or 12 percent year-over-year, driven by growth in the number of consumers served and price increases for medical cost trends on risk-based products.

•
UnitedHealthcare Employer & Individual grew year-over-year to serve 955,000 more people at September 30, 2016. Growth from employer-sponsored groups offset decreases in individual benefit coverage during the third quarter, resulting in overall growth of 55,000 people served through risk-based commercial products. Year-to-date, the total number of consumers served through employer-sponsored benefits has grown by more than 450,000 people.

UnitedHealthcare Medicare & Retirement

•
Third quarter 2016 UnitedHealthcare Medicare & Retirement revenues of $13.9 billion grew $1.7 billion or 14 percent year-over-year, driven by growth in services to seniors through both individual and employer-sponsored group medical products.

•	In Medicare Advantage, UnitedHealthcare grew to serve 375,000 more seniors year-over-year, a 12 percent increase, including 50,000 seniors in the third quarter.

•	Medicare Supplement products grew 6 percent to serve 235,000 more people year-over-year, including 30,000 seniors in the third quarter.

•	UnitedHealthcare’s stand-alone Medicare Part D program served 4.9 million people at September 30, 2016, consistent with the June 30, 2016 level.

UnitedHealthcare Community & State

•	Third quarter 2016 UnitedHealthcare Community & State revenues of $8.3 billion grew $920 million or 12 percent year-over-year.

•
In the past year, UnitedHealthcare grew to serve 485,000 more people in Medicaid, an increase of 9 percent, including 115,000 more people in third quarter 2016. UnitedHealthcare’s growing membership and increasing capabilities in serving people with complex conditions reflect a continued response to states’ needs for quality care and service for these beneficiaries.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using advanced data analytics and technology, Optum’s people help improve overall health system performance: optimizing care quality, reducing costs and improving the consumer experience and care provider performance.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2016	2015	2016
Revenues	$21.1 billion	$19.3 billion	$20.6 billion
Earnings From Operations	$1.5 billion	$1.1 billion	$1.3 billion
Operating Margin	6.9%	5.9%	6.1%

•
Third quarter 2016 Optum revenues of $21.1 billion grew $1.8 billion or 9 percent year-over-year. Optum earnings from operations grew 28 percent or $325 million year-over-year to nearly $1.5 billion, with double-digit percentage earnings growth and solid operating margins across all business segments.

•	Each business grew revenues and earnings from operations sequentially and year-over-year, with strong performance in technology and pharmacy care services combining to lift Optum’s operating margin to
6.9 percent in the third quarter.

•
OptumHealth revenues of $4.3 billion grew $800 million or 23 percent year-over-year due to growth in health care delivery businesses and expansion of behavioral services into new Medicaid markets. OptumHealth served 81 million consumers at September 30, 2016, reflecting growth of 4 million people or 5 percent year-over-year.

•
OptumInsight revenues grew 15 percent year-over-year to $1.8 billion in the third quarter of 2016, driven by growth in revenue management, business process outsourcing and technology services and payer service offerings. OptumInsight’s revenue backlog grew to $12.6 billion at September 30, 2016, an increase of 24 percent year-over-year, led by growth in revenue management and payer service offerings.

•	OptumRx revenues of $15.2 billion grew 6 percent year-over-year. OptumRx grew script fulfillments by 12 percent to 252 million adjusted scripts in the third quarter of 2016.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through November 1, 2016. The conference call replay can also be accessed by dialing 1-800-283-4799. This earnings release and the Form 8-K dated October 18, 2016 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; assessments for insolvent payers under state guaranty fund laws; our ability to achieve improvement in CMS Star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under

Medicare, Medicaid and TRICARE programs, including sequestration and the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS Star ratings program or the application of risk adjustment data validation audits; our participation in federal and state health insurance exchanges which entail uncertainties associated with mix and volume of business; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including our acquisition of Catamaran; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; adverse economic conditions, including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Nine Months Ended September 30, 2016

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Premiums	$36,142	$31,801	$107,366	$95,436
Products	6,696	6,482	19,699	8,935
Services	3,264	3,036	9,673	8,607
Investment and other income	191	170	567	530
Total revenues	46,293	41,489	137,305	113,508
Operating costs
Medical costs	29,040	25,729	87,342	77,646
Operating costs	7,033	6,178	20,584	17,750
Cost of products sold	6,125	6,112	18,108	8,350
Depreciation and amortization	515	452	1,528	1,209
Total operating costs	42,713	38,471	127,562	104,955
Earnings from operations	3,580	3,018	9,743	8,553
Interest expense	(269)	(229)	(799)	(530)
Earnings before income taxes	3,311	2,789	8,944	8,023
Provision for income taxes	(1,333)	(1,171)	(3,579)	(3,407)
Net earnings	1,978	1,618	5,365	4,616
Earnings attributable to noncontrolling interests	(10)	(21)	(32)	(21)
Net earnings attributable to UnitedHealth Group common shareholders	$1,968	$1,597	$5,333	$4,595
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.03	$1.65	$5.51	$4.75
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.17	$1.77	$5.94	$5.05
Diluted weighted-average common shares outstanding	969	967	968	967
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Cash and short-term investments	$15,667	$12,911
Accounts receivable, net	7,347	6,523
Other current assets	12,754	12,205
Total current assets	35,768	31,639
Long-term investments	23,324	18,792
Other long-term assets	64,550	60,823
Total assets	$123,642	$111,254
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$16,500	$14,330
Commercial paper and current maturities of long-term debt	7,202	6,634
Other current liabilities	27,394	21,934
Total current liabilities	51,096	42,898
Long-term debt, less current maturities	26,022	25,331
Other long-term liabilities	7,033	7,564
Redeemable noncontrolling interests	1,937	1,736
Equity	37,554	33,725
Total liabilities, redeemable noncontrolling interests and equity	$123,642	$111,254

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net earnings	$5,365	$4,616
Noncash items:
Depreciation and amortization	1,528	1,209
Deferred income taxes and other	(473)	(257)
Share-based compensation	369	306
Net changes in operating assets and liabilities	4,415	355
Cash flows from operating activities	11,204	6,229
Investing Activities
Purchases of investments, net of sales and maturities	(4,769)	(114)
Purchases of property, equipment and capitalized software	(1,220)	(1,072)
Cash paid for acquisitions, net	(2,727)	(16,183)
Other, net	(25)	(51)
Cash flows used for investing activities	(8,741)	(17,420)
Financing Activities
Common share repurchases	(1,117)	(1,130)
Dividends paid	(1,666)	(1,310)
Net change in commercial paper and long-term debt	1,077	14,231
Other, net	1,046	39
Cash flows (used for) from financing activities	(660)	11,830
Effect of exchange rate changes on cash and cash equivalents	70	(151)
Increase in cash and cash equivalents	1,873	488
Cash and cash equivalents, beginning of period	10,923	7,495
Cash and cash equivalents, end of period	$12,796	$7,983

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
UnitedHealthcare	$37,177	$32,817	$110,633	$98,513
Optum	21,119	19,302	61,426	45,705
Eliminations	(12,003)	(10,630)	(34,754)	(30,710)
Total consolidated revenues	$46,293	$41,489	$137,305	$113,508
Earnings from Operations
UnitedHealthcare	$2,113	$1,876	$5,909	$5,805
Optum (a)	1,467	1,142	3,834	2,748
Total consolidated earnings from operations	$3,580	$3,018	$9,743	$8,553
Operating Margin
UnitedHealthcare	5.7%	5.7%	5.3%	5.9%
Optum	6.9%	5.9%	6.2%	6.0%
Consolidated operating margin	7.7%	7.3%	7.1%	7.5%

Revenues
UnitedHealthcare Employer & Individual	$13,251	$11,871	$39,580	$35,139
UnitedHealthcare Medicare & Retirement	13,927	12,267	42,286	37,607
UnitedHealthcare Community & State	8,312	7,392	24,303	21,502
UnitedHealthcare Global	1,687	1,287	4,464	4,265

OptumHealth	4,332	3,532	12,395	10,259
OptumInsight	1,825	1,585	5,254	4,384
OptumRx	15,237	14,407	44,583	31,615
Optum eliminations	(275)	(222)	(806)	(553)
(a) Earnings from operations for Optum for the three and nine months ended September 30, 2016 included $404 and $1,008 for OptumHealth; $371 and $950 for OptumInsight; and $692 and $1,876 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2015 included $363 and $850 for OptumHealth; $289 and $782 for OptumInsight; and $490 and $1,116 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Commercial risk-based	8,750	8,695	8,285	8,180
Commercial fee-based, including TRICARE	21,735	21,790	21,445	21,350
Total Commercial	30,485	30,485	29,730	29,530
Medicare Advantage	3,600	3,550	3,235	3,225
Medicaid	5,790	5,675	5,305	5,305
Medicare Supplement (Standardized)	4,245	4,215	4,035	4,010
Total Public and Senior	13,635	13,440	12,575	12,540
Total UnitedHealthcare - Domestic Medical	44,120	43,925	42,305	42,070
International	3,970	4,050	4,090	4,010
Total UnitedHealthcare - Medical	48,090	47,975	46,395	46,080

Supplemental Data
Medicare Part D stand-alone	4,945	4,940	5,060	5,075

OPTUM PERFORMANCE METRICS

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
OptumHealth Consumers Served (in millions)	81	80	78	77
OptumInsight Contract Backlog (in billions)	$12.6	$11.3	$10.4	$10.2
OptumRx Quarterly Adjusted Scripts (in millions)	252	250	258	226

Note: UnitedHealth Group served 133 million unique individuals across all businesses at September 30, 2016, 132 million at June 30, 2016, 129 million at December 31, 2015, and 127 million at September 30, 2015.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. As such, quarterly operating cash flows determined in accordance with GAAP may occasionally include CMS premium payments for two months or four months. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE (a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended
	2016	2015	2016	2015	December 31, 2016
GAAP net earnings	$1,968	$1,597	$5,333	$4,595	~$7,200
Intangible amortization	222	180	660	445	~880
Tax effect of intangible amortization	(83)	(63)	(241)	(156)	~(325)
Adjusted net earnings	$2,107	$1,714	$5,752	$4,884	~$7,750

GAAP diluted earnings per share	$2.03	$1.65	$5.51	$4.75	~$7.45
Intangible amortization per share	0.23	0.19	0.68	0.46	~0.90
Tax effect of intangible amortization per share	(0.09)	(0.07)	(0.25)	(0.16)	~(0.35)
Adjusted diluted earnings per share	$2.17	$1.77	$5.94	$5.05	~$8.00
(a) GAAP and adjusted net earnings per share are attributable to UnitedHealth Group common shareholders.

ADJUSTED CASH FLOWS FROM OPERATIONS

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
GAAP cash flows from operations	$7,203	$11,204
Less: October CMS premium payments received in September	(3,777)	(3,777)
Adjusted cash flows from operations	$3,426	$7,427